                                                                    EXHIBIT 99.1

[WEATHERFORD LOGO]                                                  NEWS RELEASE


          WEATHERFORD REPORTS THIRD QUARTER RESULTS OF $0.28 PER SHARE
                           BEFORE NON-RECURRING CHARGE

HOUSTON, October 24, 2002 - - Weatherford International Ltd. (NYSE: WFT) today reported third quarter revenues of $584.9 million and net income of $34.6 million or $0.28 per diluted share, before a non-recurring charge. In the quarter, a one-time after tax charge of $156.2 million, consisting of a $146.2 million non-cash write down of an investment in Universal Compression Holdings, Inc. and $10.0 million related to planned severance and facility closures, was recorded. Including the non-recurring charge, there was a net loss in the quarter of $121.6 million ($1.01 per diluted share). In the third quarter of 2001, reported revenues and net income were $608.6 million and $60.2 million ($0.49 per diluted share), respectively. Prior year third quarter net income adjusted to exclude goodwill amortization net of taxes would have been $70.3 million ($0.56 per diluted share).

         In the first nine months of 2002, revenues were $1.75 billion and net income, excluding the non-recurring charge, was $118.6 million ($0.94 per diluted share). In 2001, reported revenues for the first nine months were $1.71 billion, and net income was $160.1 million ($1.32 per diluted share). Net income for this prior year period, excluding goodwill amortization net of taxes would have been $187.4 million ($1.53 per diluted share).

         Weatherford's quarterly revenues fell 4 percent from the prior year third quarter due largely to a global decline in drilling activity. North American rig activity fell by more than 25 percent year to year and international rig activity declined 6 percent. Over the same time frame, Weatherford's third quarter North American revenues fell 18 percent while international revenues increased 13 percent. The declines reflect the effects of lower offshore activity in the Gulf of Mexico and the UK sector of the North Sea and less drilling in North American land markets.




                                                                               1
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DRILLING & INTERVENTION SERVICES

Third quarter revenues were $319.9 million, 12 percent below the prior year quarter and 3 percent higher than the preceding quarter. EBITDA of $99.6 million was 26 percent below the prior year quarter and 1 percent below the preceding quarter.

         Sequentially, Drilling & Intervention Services third quarter performance reflected the impact of tropical storm Isidore on activity in the Gulf of Mexico late in the quarter, slower activity in the UK sector of the North Sea and an unfavorable product mix. North American revenues were up slightly. While international revenues increased 5 percent sequentially, that growth was moderated by softening activity in the North Sea.

COMPLETION SYSTEMS

Third quarter revenues of $88.3 million were 2 percent higher than the prior year quarter and 16 percent below the preceding quarter. EBITDA of $18.2 million was 12 percent below the prior year and 31 percent below the preceding quarter.

         Sequentially, Completion Systems performance was affected by weather in the Gulf of Mexico and a temporary disruption in the commercialization of one size of expandable sand screen product.

ARTIFICIAL LIFT SYSTEMS

Third quarter revenues of $176.7 million were 12 percent higher than the prior year quarter and 2 percent below the preceding quarter. EBITDA of $30.2 million was 1 percent below the prior year and 5 percent below the preceding quarter.

         Sequentially, North American revenue improved 6 percent while international activity declined 12 percent due to lower activity in the Latin American and Asia Pacific regions.



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Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 15,000 people worldwide.

                                      # # #

Contact: Don Galletly               (713) 693-4148
         Lisa Rodriguez             (713) 693-4746

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the successful integration of the plan of restructuring, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.'s and Weatherford International, Inc.'s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford's products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting the restructuring and our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.



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                         WEATHERFORD INTERNATIONAL LTD.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's, Except Per Share Amounts)


                                                           Three Months                       Nine Months
                                                       Ended September 30,                 Ended September 30,
                                                 ------------------------------      ------------------------------
                                                     2002              2001              2002              2001
                                                 ------------      ------------      ------------      ------------

Net Revenues:
       Drilling and Intervention Services        $    319,872      $    363,293      $    942,610      $    986,197
       Completion Systems                              88,335            86,838           285,451           247,807
       Artificial Lift Systems                        176,723           158,490           518,984           446,836
       Compression Services                                --                --                --            26,939
                                                 ------------      ------------      ------------      ------------
                                                      584,930           608,621         1,747,045         1,707,779
                                                 ------------      ------------      ------------      ------------

Operating Income (Loss):
       Drilling and Intervention Services              60,730            96,070           194,371           261,988
       Completion Systems                               9,367            12,668            43,372            33,512
       Artificial Lift Systems                         24,658            23,340            73,780            61,360
       Compression Services                                --                --                --              (511)
       Research and Development                       (19,624)          (12,881)          (55,147)          (35,139)
       Equity in Earnings                               5,445             6,947            18,640            14,708
       Corporate Expenses                              (9,871)           (9,984)          (33,957)          (29,650)
       Non-recurring Charge                          (232,493)               --          (232,493)               --
                                                 ------------      ------------      ------------      ------------
                                                     (161,788)          116,160             8,566           306,268

Other Expense:
       Other, Net                                        (917)           (1,572)           (2,891)           (1,986)
       Interest Expense, Net                          (20,404)          (19,802)          (61,401)          (51,907)
                                                 ------------      ------------      ------------      ------------
Income (Loss) Before Income Taxes                    (183,109)           94,786           (55,726)          252,375
Provision for Income Taxes                            (14,815)          (34,605)          (58,127)          (92,248)
Benefit for Income Taxes, Related to
    the Non-recurring Charge                           76,282                --            76,282                --
                                                 ------------      ------------      ------------      ------------
Net Income (Loss)                                $   (121,642)     $     60,181      $    (37,571)     $    160,127
                                                 ============      ============      ============      ============

Earnings (Loss) Per Share:
    Basic                                        $      (1.01)     $       0.52      $      (0.31)     $       1.42
    Diluted (A)                                  $      (1.01)     $       0.49      $      (0.31)     $       1.32

Weighted Average Shares Outstanding:
    Basic                                             120,193           115,068           119,796           113,093
    Diluted (B)                                       120,193           135,081           119,796           131,826

(A) Diluted earnings per share for the three and nine months ended September 30, 2001 excluding goodwill amortization, net of taxes, was $0.56 and $1.53, respectively.

(B) For pro forma calculations of diluted earnings per share excluding the non-recurring charge, diluted weighted average shares outstanding were 125,138 and 131,568 for the three months and nine months ended September 30, 2002, respectively.



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                         WEATHERFORD INTERNATIONAL LTD.
                            SUPPLEMENTAL INFORMATION
                                   (In 000's)

                                                          Three Months                     Nine Months
                                                      Ended September 30,               Ended September 30,
                                                 -----------------------------     -----------------------------
                                                     2002             2001             2002             2001
                                                 ------------     ------------     ------------     ------------

Geographic Revenues:
    Eastern Hemisphere                           $    259,194     $    206,645     $    774,176     $    541,478
    United States                                     195,969          252,817          586,093          717,767
    Canada                                             79,964           83,060          236,758          257,072
    Latin America                                      49,803           66,099          150,018          191,462
                                                 ------------     ------------     ------------     ------------
                                                 $    584,930     $    608,621     $  1,747,045     $  1,707,779
                                                 ============     ============     ============     ============

Depreciation and Amortization:
    Drilling and Intervention Services           $     38,857     $     37,793     $    113,923     $     99,738
    Completion Systems                                  8,881            8,150           22,856           21,733
    Artificial Lift Systems                             5,587            7,212           17,086           20,908
    Compression Services                                   --               --               --            4,184
    Research and Development                              881              540            2,413            1,487
    Other                                                 772            1,763            2,040            4,795
                                                 ------------     ------------     ------------     ------------
                                                 $     54,978     $     55,458     $    158,318     $    152,845
                                                 ============     ============     ============     ============

Research and Development:
    Drilling and Intervention Services           $      7,255     $      6,310     $     19,012     $     17,185
    Completion Systems                                 10,444            5,448           30,583           14,951
    Artificial Lift Systems                             1,925            1,123            5,552            2,917
    Compression Services                                   --               --               --               86
                                                 ------------     ------------     ------------     ------------
                                                 $     19,624     $     12,881     $     55,147     $     35,139
                                                 ============     ============     ============     ============